UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ON APRIL 14, 2010, THE COMPANY SENT THE FOLLOWING LETTER REGARDING THE COMPANY’S SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2010 (THE “LETTER TO PARTICIPATING BANKS”) TO ITALIAN PARTICIPATING BANKS WHOSE CLIENTS HOLD SHARES OF THE COMPANY. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE LETTER TO PARTICIPATING BANKS.

LETTER TO PARTICIPATING BANKS

April 14, 2010

TO:	All Interested Banks

RE:	Special Meeting of Shareholders–Legal Proxy

Dear Sirs,

Cell Therapeutics, Inc. (Nasdaq: CTIC; MTAX: CTIC) (the “Company” or “CTI”) intends to hold its already announced Special Meeting of Shareholders (the “Special Meeting”) on May 14, 2010 (such meeting was previously called on April 9, 2010 and then adjourned to May 14, 2010 as reported in the Company’s press release issued on April 9, 2010). The Special Meeting is being held to resolve upon the following matters: (i) approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of common stock of the Company from 800,000,000 to 1,200,000,000; and (ii) approval of an amendment to the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 40,000,000 shares (the “Special Meeting Resolutions”). Shareholders of record at the close of business on February 19, 2010 (the “Record Date”) will be entitled to vote at the Special Meeting. The Record Date has not been changed following the adjournment of the Special Meeting from April 9, 2010 to May 14, 2010.

Due to the difficulties the Company has faced in the past to regularly hold its shareholders’ meetings (as described in more detail in the registration document of the Company published on September 29, 2009), we would very much appreciate your cooperation in helping us obtain a quorum pursuant to the modalities described below.

As you know, in order to obtain a quorum and to resolve upon the Special Meeting Resolutions at the Special Meeting, it is necessary for a high number of the Company’s shareholders dealing with Italian banks (the “Italian Shareholders”), whose shares are held in Italy through Monte Titoli or in the United States through any financial institution (normally a bank or a broker-dealer) participating to Cede & Co. to be present at a meeting of shareholders, in person or by proxy. In the past we have been able to obtain a quorum and resolve upon matters at shareholders meetings with the assistance of certain banks who, at our request, have made a book-entry transfer of the shares of CTI held, in name and on customers’ accounts, by such banks through Monte Titoli, S.p.A. (“Monte Titoli”) to their U.S. correspondent banks, who in turn have transferred the shares to an account of the Italian bank at a U.S. affiliate broker-dealer on the relevant record date set for the meeting.

Under the securities laws of the United States and the rules of the New York Stock Exchange (the “NYSE”), the U.S. affiliate broker-dealers who held shares transferred to them from Italian banks in the above-described process were then able to vote these shares at the meetings on certain routine matters to the extent that the Italian Shareholders have not instructed their broker to vote the shares pursuant to the procedures provided in the proxy statement or to abstain from taking any action in relation to the shares, including the exercise of voting rights.

With respect to the forthcoming Special Meeting, your bank (the “Bank”) has participated in the process of transferring shares of the Company from Italy to the U.S. for the purposes of increasing the number of shares owned by Italian Shareholders present at the Special Meeting so that the Company may obtain a quorum and the shareholders may take action at the Special Meeting.

The Company did not achieve the necessary quorum for the Special Meeting on April 9, 2010 and, therefore, it adjourned the Special Meeting to May 14, 2010. Your help is again critical to the Company obtaining the relevant quorum for resolving upon the Special Meeting Resolutions at the Special Meeting to be held on May 14, 2010.

In particular, based on the above and subject to any internal and legal review you may deem appropriate for such purpose, the Company is kindly asking the Bank to provide a legal proxy (the “Legal Proxy”) in favor of a broker-dealer duly authorized pursuant to the U.S. law to vote:

(i)	the shares of your clients that, as of the Record Date, were already deposited in the U.S.A. through a U.S. financial institution and were not consequently subject to the custody transfer procedure that you have already performed (the “CTI Shares in the U.S.A.”); and

(ii)	the shares of your clients that, as of the Record Date, were deposited in Italy through Monte Titoli but were not transferred to the United States according to the custody transfer procedure since they were purchased after you have sent to your clients the “letter to the shareholders” we have provided you with at the beginning of January 2010 and whose owners therefore have not taken advantage of the custody transfer procedure (the “Further CTI Shares in Italy”).

For the purposes of facilitating your understanding of the cooperation that we are kindly requesting from the Bank and subject to your actual availability to execute the aforesaid Legal Proxy, as well as the internal procedures, legal analysis and authorizations required by the Bank, below is a short description of the process:

1. The Company kindly asks the Bank, with respect to the information to be provided to Italian Shareholders holding CTI Shares in the U.S.A. and Further CTI Shares in Italy, to forward to its clients a letter from the Company’s Chief Executive Officer, James A. Bianco, M.D.,

regarding the Special Meeting to be held (a copy of which is attached to this memorandum as Exhibit A). This letter explains to Italian Shareholders how the issuance of the Legal Proxy by their Italian bank works and encourages the Italian Shareholders to vote their shares. In particular, the Company also asks the Bank to inform its clients that unless they expressly instruct the Bank to abstain from executing any Legal Proxy prior to the date of the Special Meeting, the Bank will issue the relevant Legal Proxy empowering an authorised U.S. broker-dealer to vote their shares at the Special Meeting.

2. Once the Bank has delivered the aforesaid letter to the interested Italian Shareholders, the Company kindly asks the Bank to grant an authorized broker-dealer with the Legal Proxy attached hereto as Exhibit B. The attached Legal Proxy has already been filled in with the name of Banca IMI Securities, Inc. as grantor, but you are free to appoint any other authorised broker-dealer at your full discretion.

3. For the purposes of the process described above and in the event the financial institution through which the CTI Shares in the U.S.A. are held on behalf of the Bank is not already a broker-dealer duly authorized pursuant to the U.S. law to vote at the Special Meeting, the Company kindly asks the Bank to issue two autonomous Legal Proxies, one for the CTI Shares in the U.S. and one for the Further CTI Shares in Italy and then to deliver them, respectively, to the aforesaid U.S. financial institution (that will supplement it with its certification attesting the number of CTI shares held in its accounts on behalf of the Bank, before sending it to Banca IMI Securities, Inc.) and directly to Banca IMI Securities, Inc. For such purposes the Company is fully available to verify, upon your request, if the U.S. financial institution through which the Bank is holding CTI Shares in the U.S.A. is or not a broker-dealer duly authorized pursuant to the U.S. law to vote at the Special Meeting.

After the Bank has issued the aforesaid Legal Proxies, the Company kindly requests the Bank to notify the Company per post and email to Louis Bianco, Executive Vice President, Finance and Administration, Cell Therapeutics, Inc., 501 Elliott Ave W. #400, Seattle, WA 98119 U.S.A., phone +1 206 272 4004, and email lbianco@ctiseattle.com

Upon request, the Company can ask our corporate counsel in the United States to discuss with you these actions and the Company’s compliance with its Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws, and the laws of the State of Washington where the Company is domiciled and the laws and regulations of the United States regarding the solicitation of proxies or the voting of shares by proxy.

The Company takes this opportunity to kindly remind you that for the purposes of voting via Internet or by telephone, the shares shall be held directly by a U.S. broker-dealer account in the shareholder’s name as of the Record Date. Such broker-dealer shall be then in a position to provide the Italian Shareholder’s details to Broadridge, which in turn will be in the position to send the Special Meeting documentation (including the proxy statement) to the Italian Shareholder and to assign to Italian Shareholder a security code to be used for voting on the website www.proxyvote.com or by calling the telephone number provided on the voting documentation.

As regards to the modalities pursuant to which the Company’s shareholders will be allowed to exercise their voting rights, these will be (i) the same as in all preceding annual and special meetings (attendance at the meeting in person, delivery of proxy card or naming a substitute proxy) and (ii) by Internet or by telephone, as described in the letter attached as Exhibit A hereto.

CTI is also kindly requesting the Bank to provide its clients, upon their specific request, with the meeting documentation relating to the Special Meeting (in particular, the new meeting notice published in Italy on April 14, 2010 and the proxy statement) that the Company has already delivered to the Bank.

With respect to the costs borne by the Bank in connection with the issuance of the Legal Proxy and the mailing correspondence to be sent to its clients in relation to the Special Meeting, as well as to any other cost connected to the procedure outlined in this memorandum, the Company looks forward to receiving an estimate of such costs from the Bank.

* * * * * * *

Let us stress once again how important it is for the survival of the Company to be able to regularly hold its shareholders’ meetings and how fundamental your help is in holding its shareholders’ meeting (especially for the purposes of safeguarding your clients’ investment). We are regularly helped by most of the major Italian banks and we are very confident that you too will be so kind as to participate in the process hereinbefore described.

James A. Bianco, M.D.

/s/ JAMES A. BIANCO, M.D.
Chief Executive Officer
Cell Therapeutics, Inc.

Encl.

ON APRIL 14, 2010, THE COMPANY SENT THE FOLLOWING LETTER REGARDING THE COMPANY’S SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2010 (THE “LETTER TO SHAREHOLDERS”) TO ITALIAN PARTICIPATING BANKS WHOSE CLIENTS HOLD SHARES OF THE COMPANY. THE COMPANY INSTRUCTED SUCH BANKS TO FORWARD A COPY OF THE LETTER TO SHAREHOLDERS TO THE BANKS’ CLIENTS HOLDING SHARES OF THE COMPANY. THE FOLLOWING IS AN ENGLISH TRANSLATION OF THE LETTER TO SHAREHOLDERS.

LETTER TO SHAREHOLDERS

April 14, 2010

To our Italian shareholders:

This letter relates to the Special Meeting of Shareholders (the “Special Meeting”) of Cell Therapeutics, Inc., a Washington corporation (the “Company”), to be held on May 14, 2010 at 10:00 a.m. (Seattle time), at the Company’s headquarters at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119. The purpose of the Special Meeting is to resolve upon the following matters: (i) approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company from 810,000,000 to 1,210,000,000 and to increase the number of authorized shares of common stock of the Company from 800,000,000 to 1,200,000,000; and (ii) approval of an amendment to the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 40,000,000 shares (the “Special Meeting Resolutions”). Shareholders of record at the close of business on February 19, 2010 (the “Record Date”) will be entitled to vote at the Special Meeting. Details of these proposals are set forth in a proxy statement that is publicly available as described below.

In order to obtain a quorum and to resolve upon Special Meeting Resolutions at the Special Meeting, we propose that certain Italian banks—subject to any internal review they might deem appropriate—issue a legal proxy, duly authorizing a U.S. broker-dealer to vote the shares held by the clients of such Italian banks. Under the securities laws of the United States and the rules of the New York Stock Exchange, this process will permit such broker-dealer to vote these shares at the Special Meeting in the event that Italian shareholders do not instruct their broker to vote the shares pursuant to the modalities provided in the proxy statement.

We have proposed to certain Italian banks to issue the aforesaid legal proxy in connection with the Special Meeting to be held on May 14, 2010 to allow us to obtain a quorum at the Special Meeting and votes from Italian shareholders on any or all of the Special Meeting Resolutions with reference to those broker-dealers that will be entitled to vote according to the same legal proxy.

Unless following receipt of this letter and prior to the deadline set by your depositary bank for the issuance of the aforesaid legal proxy you expressly instruct your depositary bank to abstain from taking any action, your shares will be accounted for the purposes of the legal proxy as described above.

Following the granting of the legal proxy, duly authorizing a U.S. broker-dealer to vote the shares, you will still be entitled to vote pursuant to the modalities set forth in the proxy statement for the Special Meeting, which are explained below, or to provide instructions to the U.S. broker-dealer (through your depository bank) to abstain from taking any action in connection with your shares, including the exercise of the voting rights, on or before 5:00 p.m. (Seattle time) Monday, May 10, 2010.

Therefore, once your bank has issued the legal proxy in order to empower a U.S. broker-dealer to vote your CTI shares at the Special Meeting, if you do not provide voting instructions or do not provide instructions to your bank to abstain from taking any voting action on or before 5:00 p.m. (Seattle time) Monday, May 10, 2010, these shares will be voted by the U.S. broker-dealer pursuant to the powers granted according to the legal proxy.

We inform the Company’s Italian shareholders that, for the purpose of voting via Internet or by telephone, the shares must have been held directly by a U.S. broker-dealer account in the shareholder’s name as of the Record Date. Such broker-dealer would be then in a position to provide the Italian shareholder’s details to Broadridge, which in turn would be in the condition to send the Special Meeting documentation (including the proxy statement) to the Italian shareholder and to assign to the Italian shareholder a security code to be used for voting on the website www.proxyvote.com or by calling the telephone number provided on the voting documentation.

All of our shareholders are cordially invited to attend our Special Meeting. If you hold our stock in Italy through Monte Titoli S.p.A., you may request from your broker a Certification of Participation in the Italian Central Depository System, which we refer to as your “Certification.” If you wish to attend our Special Meeting and vote in person, please present your Certification at the door.

Alternatively:

•

If you would like to vote by mail, you must obtain an Italian proxy card. If you do not receive an Italian proxy card with the proxy statement, you may print one from our Internet site at www.CellTherapeutics.com. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted. This will provide proof to our inspector of elections that you have the right to vote.

•

Holders of Certifications may also name a substitute proxy by any other means permitted by Washington law and the Company’s Second Amended and Restated Bylaws. If you use this alternate means, the person you name as your proxy must provide your Certification, or a complete copy thereof, together with your written authorization naming such person as your proxy, to the Company’s inspector of elections in order to verify the authenticity of your proxy designation.

The proxy statement is available on the U.S. Securities and Exchange Commission’s website (www.sec.gov) and on the Company’s website (www.CellTherapeutics.com) and in paper form at your bank, at the office of Borsa Italiana S.p.A. and at the office of the Company’s Italian legal counsel Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli) at Via Dante 7, 20123 Milan.

We strongly encourage our Italian shareholders to obtain a Certification and submit it, together with an Italian proxy card, by mail to the address shown on the Italian proxy card. To this effect, we recommend to our Italian shareholders to contact their banks for the purposes of verifying the timing and the procedures for the exercise of the voting rights established by each broker on the basis of its internal procedure. You should also contact your bank if you wish to instruct the U.S. broker to abstain from taking any action in relation to your shares for which a legal proxy has been issued, as specified above. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, we will not obtain a quorum, we would therefore be unable to conduct any business at the Special Meeting. Your vote is important. Please obtain a Certification and vote.

James A. Bianco, M.D.

/s/ JAMES A. BIANCO, M.D.
Chief Executive Officer
Cell Therapeutics, Inc.